Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-122801) pertaining to the Smith & Nephew 2004 Executive Share Option Scheme

(2)	Registration Statement (Form S-8 No. 333-122801) pertaining to the Smith & Nephew 2004 Performance Share Plan

(3)	Registration Statement (Form S-8 No. 333-122801) pertaining to the Smith & Nephew 2004 Co-investment Plan

(4)	Registration Statement (Form S-8 No. 333-13694) pertaining to the Smith & Nephew 2001 US Share Plan

(5)	Registration Statement (Form S-8 No. 333-12052) pertaining to the Smith & Nephew U.S. Employee Stock Purchase Plan

(6)	Registration Statement (Form S-8 No. 33-39814) pertaining to the Smith & Nephew 1990 International Executive Share Option Scheme

(7)	Registration Statement (Form S-8 No. 33-39802) pertaining to the Smith & Nephew 1985 Share Option Scheme

(8)	Registration Statement (Form S-8 No. 33-39814) pertaining to the Smith & Nephew Long Service Award Scheme of our reports dated 18 March 2008, with respect to the consolidated financial statements of Smith & Nephew plc, and the effectiveness of internal control over financial reporting of Smith & Nephew plc, included in the Annual Report (Form 20-F) for the year ended 31 December 2007.

Ernst & Young LLP
London, England
27 March 2008